UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2019

NUTRALIFE BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-55144	46-1482900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 Lyons Road, Suite L-6 Coconut Creek, FL 33073

 (Address of Principal Executive Office) (Zip Code)

Telephone 888-509-8901

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 7, 2019, NutraLife BioSciences, Inc., a Florida corporation (the “Company”) granted a bonus to its Chief Executive Officer and President, Edgar Ward, of ten percent (10%) of the future gross revenue generated by the Company’s wholly owned subsidiary, PhytoChem Technologies, Inc. (“PhytoChem”) for a period of seven (7) years from the date that PhytoChem receives its first revenue.

Under Mr. Ward’s management, the Company’s increased sales from $225,293 for the year ended December 31, 2016 to $1,790,168 and $3,711,327 for the years ended December 31, 2017 and December 31, 2018. PhytoChem  is Florida corporation formed on February 4, 2019. As of the filing of this Form 8-K, PhytoChem has not generated revenues from its operations. PhytoChem plans to engage in hemp cultivation and raw bulk material extraction and processing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRALIFE BIOSCIENCES, INC.

Date: June 7, 2019	By:	/s/ Edgar Ward
Edgar Ward, Chief Executive Officer

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